UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 26, 2018

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 S. 4th Street
Neodesha, Kansas	66757
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

EnerJex Resources, Inc.
4040 Broadway, Suite 425
San Antonio, Texas 78209

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated March 26, 2018 and filed by AgEagle Aerial Systems Inc. (the “Company”) on March 28, 2018 solely with respect to the disclosure contained in Item 4.01 and Item 9.01 with respect to the filing of Exhibit 16.1.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 26, 2018, in connection with the Merger, we engaged D. Brooks and Associates CPA’s, P.A. (“D. Brooks”) as our independent registered public accounting firm and dismissed RBSM LLP (“RBSM”) on the same date. D. Brooks was the independent registered public accounting firm for AgEagle Sub prior to the Merger. The decision to engage D. Brooks and to dismiss RBSM was approved by the Company's Audit Committee. The audit report of RBSM on the financial statements of EnerJex for the years ended December 31, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The reports of RBSM on Enerjex’s financial statements as of and for the years ended December 31, 2017 and 2016 contained explanatory paragraphs which noted that there was substantial doubt as to Enerjex’s ability to continue as a going concern as Enerjex has suffered recurring losses from operations, generated negative cash flows from operating activities, and has an accumulated deficit that raises doubt about its ability to continue as a going concern.

For the years ended December 31, 2017 and 2016, and the subsequent period through March 26, 2018, there were no disagreements between EnerJex and RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the subject matter of the disagreements in connection with its reports.

For the years ended December 31, 2017 and 2016, and the subsequent period through March 26, 2018, there were no “reportable events” (defined below) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

Attached as Exhibit 16.1 is a copy of RBSM’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K/A.

On March 26, 2018, we engaged D.Brooks, as our principal accountant. D. Brooks was the independent registered public accounting firm for AgEagle Sub prior to the Merger. Accordingly, the Audit Committee, together with management, believed it was in the best interests of the Company to engage D. Brooks as the independent registered public accounting firm for the Company. During the year ended December 31, 2017 and the subsequent period through March 26, 2018, neither EnerJex nor anyone on its behalf consulted D. Brooks regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on EnerJex’s consolidated financial statements, and neither a written report nor oral advice was provided to EnerJex that D. Brooks concluded was an important factor considered by EnerJex in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from RBSM LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2018

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer